 Exhibit 2

Norbert R. Berg
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        1488.28 Shares
                                        This amount includes shares acquired pursuant to                                         the H.B. Fuller Company Dividend Reinvestment                                                 Program in transactions exempt from Section 16.
                                        5102.55 Shares
                                        This amount includes shares acquired pursuant to                                         a dividend reinvestment feature of the 1998                                                 Directors' Stock Plan.